EXHIBIT 99.1

DIRECTORS AND EXECUTIVE OFFICERS AND/OR MANAGERS OF REPORTING PERSONS

Set forth below is the name, business address and present occupation or employment of each director and executive officer of The Coca-Cola Company and The Coca-Cola Export Corporation; and the directors of Servicios y Productos Para Bebidas Refrescantes S.R.L. (formerly known as Coca-Cola de Argentina S.A.). Except as indicated below, each such person is a citizen of the United States. None of the directors, executive officers and managers named below beneficially own any Common Stock of Embotelladora Andina S.A. Directors of a named corporation who are also executive officers of that corporation are indicated by an asterisk. Except as indicated below, the business address of each director, executive officer and manager named below is One Coca-Cola Plaza, Atlanta, Georgia 30313.

DIRECTORS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Muhtar Kent*	Chairman of the Board of Directors of The Coca-Cola Company
James Quincey*	Chief Executive Officer of The Coca-Cola Company Mr. Quincy is a citizen of the United Kingdom
Herbert A. Allen	President, Chief Executive Officer and a Director of Allen & Company Incorporated, a privately held investment firm	Allen & Company Incorporated 711 Fifth Avenue New York, NY 10022
Ronald W. Allen	Former Chairman of the Board, President and Chief Executive Officer of Aaron’s, Inc.	c/o The Coca-Cola Company One Coca-Cola Plaza NAT 2616 Atlanta, GA 30313
Marc Bolland	Head of European Portfolio Operations of The Blackstone Group L.P.’s private equity business Mr. Bolland is a citizen of the Netherlands	Blackstone Group International Partners LLP 40 Berkeley Square London, W1J5AL United Kingdom
Ana Patricia Botín
Executive Chair and a Director of Banco Santander, S.A., a global multinational bank, and a Director of Santander UK plc, a leading financial services provider in the United Kingdom and subsidiary of Banco Santander, S.A.
Ms. Botín is a citizen of Spain
Santander UK plc 2 Triton Square Regent’s Place London NW1 3AN United Kingdom
Richard M. Daley	Executive Chairman of Tur Partners LLC, an investment and advisory firm focused on sustainable solutions within the urban environment	Tur Partners LLC 900 N. Michigan Avenue Suite 1720 Chicago, IL 60611

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Christopher C. Davis	Chairman of Davis Selected Advisers, LP, a registered investment advisory	Davis Selected Advisers, LP 3601 East Britannia Drive Tucson, AZ 85706
Barry Diller	Chairman and Senior Executive of IAC/InterActiveCorp, a leading media and Internet company	IAC/InterActiveCorp 555 West 18th Street New York, NY 10011
Helene D. Gayle	Chief Executive Officer of The Chicago Community Trust, a community foundation dedicated to improving the Chicago region through strategic grant making, civic engagement and inspiring philanthropy	The Chicago Community Trust 225 N. Michigan Avenue Chicago, IL 60601
Alexis M. Herman	Chair and Chief Executive Officer of New Ventures LLC, a risk management consulting company	New Ventures, LLC 633 Pennsylvania Avenue, NW 3rd Floor Washington, D.C. 20004
Robert A. Kotick	President, Chief Executive Officer and a Director of Activision Blizzard, Inc., a leading global developer and publisher of interactive entertainment	Activision Blizzard, Inc. 3100 Ocean Park Boulevard Santa Monica, CA 90405
Maria Elena Lagomasino	Chief Executive Officer and Managing Partners of WE Family Offices, a global family office serving high net worth families	WE Family Offices Rockefeller Center 1270 Avenue of the Americas Suite 2101 New York, NY 10020
Sam Nunn	Co-Chairman of the Nuclear Threat Initiative, a nonprofit organization working to reduce the global threats from nuclear, biological and chemical weapons	King & Spalding LLP 1180 Peachtree Street, N.E. Atlanta, GA 30309
Caroline Tsay	Chief Executive Officer of Compute Software Inc, an enterprise cloud infrastructure software company	Compute Software Inc. 801 Church Street Suite 111 Mountain View, CA 94041
David B. Weinberg
Chairman of the Board and Chief Executive Officer of Judd Enterprises, Inc., a private investment-management office, and President of Digital Bandwidth LLC, its private, early-stage technology investing affiliate
Judd Enterprises Inc. 401 N. Michigan Avenue #3050 Chicago, IL 60611

EXECUTIVE OFFICERS OF THE COCA-COLA COMPANY

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Muhtar Kent	Chairman of the Board of Directors of The Coca-Cola Company
James Quincey	Chief Executive Officer of The Coca-Cola Company Mr. Quincey is a citizen of the United Kingdom
Manuel Arroyo	President of the Asia Pacific Group of The Coca-Cola Company Mr. Arroyo is a citizen of Spain
Francisco Crespo	Senior Vice President and Chief Growth Officer of The Coca-Cola Company Mr. Crespo is a citizen of Ecuador
James L. Dinkins	Senior Vice President and President, Coca-Cola North America of The Coca-Cola Company
Bernhard Goepelt	Senior Vice President and General Counsel of The Coca-Cola Company
Nikos Koumettis	President of the Europe, Middle East and Asia Group of The Coca-Cola Company Mr. Koumettis is a citizen of Cyprus
Robert Long	Senior Vice President and Chief Innovation Officer of The Coca-Cola Company
Jennifer K. Mann	Senior Vice President, Chief People Officer and President of Global Ventures of The Coca-Cola Company
John Murphy	Senior Vice President and Deputy Chief Financial Officer of The Coca-Cola Company Mr. Murphy is a citizen of Ireland
Beatriz Perez	Senior Vice President and Chief Public Affairs, Communication and Sustainability Officer of The Coca-Cola Company
Nancy Quan	Senior Vice President and Chief Technical Officer of The Coca-Cola Company

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Alfredo Rivera	President of the Latin America Group of The Coca-Cola Company Mr. Rivera is a citizen of Honduras
Barry Simpson	Senior Vice President and Chief Information and Integrated Services Officer of The Coca-Cola Company Mr. Simpson is a citizen of Australia
Brian Smith	President and Chief Operating Officer of The Coca-Cola Company
Kathy N. Waller	Executive Vice President and Chief Financial Officer of The Coca-Cola Company

DIRECTORS OF THE COCA-COLA EXPORT CORPORATION

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Robert J. Jordan, Jr.*	Vice President and General Tax Counsel of The Coca-Cola Company
Larry M. Mark*	Vice President and Controller of The Coca-Cola Company

EXECUTIVE OFFICERS OF THE COCA-COLA EXPORT CORPORATION (“TCCEC”)

NAME AND POSITION WITH TCCEC	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Bernhard Goepelt Vice President and General Counsel	Senior Vice President and General Counsel of The Coca-Cola Company
Marie D. Quintero-Johnson Vice President	Vice President and Director, Mergers and Acquisitions of The Coca-Cola Company
Robert J. Jordan, Jr. Vice President and General Tax Counsel	Vice President and General Tax Counsel of The Coca-Cola Company
Stephen A. Kremer Vice President	Deputy General Tax Counsel of The Coca-Cola Company
Larry M. Mark Vice President and Controller	Vice President and Controller of The Coca-Cola Company
Robin Moore Vice President	Vice President of The Coca-Cola Company
Christopher P. Nolan Vice President and Treasurer	Vice President and Treasurer of The Coca-Cola Company
Kathy N. Waller Executive Vice President and Chief Financial Officer	Executive Vice President and Chief Financial Officer of The Coca-Cola Company

DIRECTORS OF SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES S.R.L. (“SPBR”)

NAME AND POSITION WITH SPBR	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Francisco Jeldres Director	Regional Finance Director, South Latin Business Unit of The Coca-Cola Company Mr. Jeldres is a citizen of Chile	Vedia 4090 Buenos Aires C1430 DAP ARGENTINA
Joao Marcelo Ramires Director	South Latin Business Unit President, South Latin Business Unit of The Coca-Cola Company Mr. Ramires is a citizen of Brazil	Vedia 4090 Buenos Aires C1430 DAP ARGENTINA
Jose Maria Cagliolo Director	SPU Franchise Leader, South Latin Business Unit of The Coca-Cola Company Mr. Cagliolo is a citizen of Argentina	Vedia 4090 Buenos Aires C1430 DAP ARGENTINA
Maria Soledad Izquierdo Alternate Director	Public Affairs & Communications Vice President (IA), South Latin Business Unit of The Coca-Cola Company Ms. Izquierdo is a citizen of Uruguay	Vedia 4090 Buenos Aires C1430 DAP ARGENTINA

DIRECTORS OF COCA-COLA DE CHILE S.A.

NAME	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Daniel Vercelli	General Manager and Chile Franchise Leader, South Latin Business Unit of The Coca-Cola Company Mr. Vercelli is a citizen of Chile	Avda. Kennedy 5757 Piso 12 Las Condes Santiago de Chile Region Metropolitana de Santiago Chile
Joao Marcelo Ramires	SLBU President (IA), South Latin Business Unit of The Coca-Cola Company Mr. Ramires is a citizen of Brazil	Vedia 4090 Buenos Aires C1430 DAP Argentina
Francisco Jeldres	Regional Finance Director, South Latin Business Unit of The Coca-Cola Company Mr. Jeldres is a citizen of Chile	Avda. Kennedy 5757 Piso 12 Las Condes Santiago de Chile Region Metropolitana de Santiago Chile

EXECUTIVE OFFICERS OF COCA-COLA DE CHILE S.A. (“CCDC”)

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NAME AND POSITION WITH CCDC	PRINCIPAL OCCUPATION OR EMPLOYMENT	ADDRESS
Daniel Vercelli General Manager Chile	General Manager and Chile Franchise Leader, South Latin Business Unit of The Coca-Cola Company Mr. Vercelli is a citizen of Chile	Avda. Kennedy 5757 Piso 12 Las Condes Santiago de Chile Region Metropolitana de Santiago Chile
Jose Maria Cagliolo General Manager Argentina	General Manager and Argentina Franchise Leader, South Latin Business Unit of The Coca-Cola Company Mr. Cagliolo is a citizen of Argentina	Vedia 4090 Buenos Aires C1430 DAP Argentina